As filed with the Securities and Exchange Commission on March 4, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLATION ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	52-1964611
(State of Incorporation)	(IRS Employer Identification Number)

Charles A. Berardesco

Senior Vice President and General Counsel

Constellation Energy Group, Inc.

100 Constellation Way, Baltimore, Maryland 21202

410-470-2800

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Principal Executive Offices and Agent for Service for Registrant)

Copies To:

Christian O. Nagler

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: After the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock (without par value)	2,000,000 shares	$17.51	$35,020,000	$1,377

(1)	This Registration Statement shall also cover any additional shares of common stock that become available under Constellation Energy Group, Inc.’s Shareholder Investment Plan by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c) promulgated under the Securities Act of 1933, based upon, the average of the high and the low prices of common stock of Constellation Energy Group, Inc. as reported on the New York Stock Exchange on March 3, 2009, multiplied by the maximum aggregate number of shares of common stock of Constellation Energy Group, Inc. proposed to be issued hereunder.

Constellation Energy Group, Inc.

Prospectus

Shareholder Investment Plan

We urge you to carefully read this prospectus, together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision. If you have any questions about the Constellation Energy Group, Inc. Shareholder Investment Plan, please call a shareholder representative at 1-800-258-0499.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted.

There are risks involved with purchasing these securities. Please refer to the “Risk Factors” discussion beginning on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 4, 2009.

CONSTELLATION ENERGY GROUP, INC. SHAREHOLDER INVESTMENT PLAN

This plan is being offered to shareholders of Constellation Energy Group, Inc. (Constellation Energy). Constellation Energy is an energy company which includes a merchant energy business and Baltimore Gas and Electric Company (BGE), a regulated electric and gas public utility in central Maryland. Our common stock is listed on the New York Stock Exchange under the symbol “CEG”.

You may:

•	reinvest all, or part, of your common stock dividends in additional shares of common stock;

•	purchase additional shares of common stock up to $100,000 per year, with a minimum investment of $25;

•	deposit common stock into the plan;

•	sell shares held in the plan; and

•	transfer shares held in the plan to other accounts.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the shares of our common stock offered. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Shareholder Investment Plan, and the securities offered. The registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate and complete as of any date other than the date on the front cover page of those documents.

As used in this prospectus, “Constellation Energy” or the “Company” refers to Constellation Energy Group, Inc. “We,” “us” and “our” also refer to Constellation Energy Group, Inc.

FORWARD LOOKING STATEMENTS

We make statements in this prospectus and may make statements in any prospectus supplement that are considered forward looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as “believes,” “expects,” “intends,” “plans” and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include, but are not limited to:

•

the timing and extent of changes in commodity prices and volatilities for energy and energy-related products including coal, natural gas, oil, electricity, nuclear fuel, freight and emission allowances, and the impact of such changes on our liquidity requirements;

•	the liquidity and competitiveness of wholesale markets for energy commodities;

•

the conditions of the capital markets, interest rates, foreign exchange rates, availability of credit facilities to support business requirements and general economic conditions, as well as Constellation Energy’s and BGE’s ability to maintain their current credit ratings;

•

the effectiveness of Constellation Energy’s and BGE’s risk management policies and procedures and the ability and willingness of our counterparties to satisfy their financial and performance commitments;

•	the ability to complete our strategic initiatives to improve our liquidity and the impact of such initiatives on our business and financial results;

•	losses on the sale or write down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets;

•	the inability to successfully identify, finance and complete acquisitions and sales of businesses and assets;

•

the likelihood and timing of the completion of the pending transaction with EDF Group and related entities (EDF), the terms and conditions of any required regulatory approvals for the pending transaction, potential impact of a termination of the pending transaction and potential diversion of management’s time and attention from our ongoing business during this time period;

•	the effect of weather and general economic and business conditions on energy supply, demand and prices and customers’ and counterparties’ ability to perform their obligations or make payments;

•	the ability to attract and retain customers in our customer supply activities and to adequately forecast their energy usage;

•	the timing and extent of deregulation of, and competition in, the energy markets, and the rules and regulations adopted in those markets;

•	uncertainties associated with estimating natural gas reserves, developing properties and extracting natural gas;

•

regulatory or legislative developments federally, in Maryland, or in other states, that affect deregulation, the price of energy, transmission or distribution rates and revenues, demand for energy or increases in costs, including costs related to nuclear power plants, safety or environmental compliance;

•	the inability of our regulated and nonregulated businesses to comply with complex and/or changing market rules and regulations;

•	the inability of BGE to recover all its costs associated with providing customers service;

•

operational factors affecting commercial operations of our generating facilities (including nuclear facilities) and BGE’s transmission and distribution facilities, including catastrophic weather-related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of coal or gas transportation or electric transmission services, workforce issues, terrorism, liabilities associated with catastrophic events and other events beyond our control;

•

the actual outcome of uncertainties associated with assumptions and estimates using judgment when applying critical accounting policies and preparing financial statements, including factors that are estimated in determining the fair value of energy contracts, such as the ability to obtain market prices and, in the absence of verifiable market prices, the appropriateness of models and model inputs (including, but not limited to, estimated contractual load obligations, unit availability, forward commodity prices, interest rates, correlation and volatility factors);

•	changes in accounting principles or practices; and

•	cost and other effects of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities.

THESE FACTORS AND THE OTHER RISK FACTORS DISCUSSED IN THIS PROSPECTUS, INCLUDING UNDER THE HEADING “RISK FACTORS,” ARE NOT NECESSARILY ALL OF THE IMPORTANT FACTORS THAT COULD CAUSE CONSTELLATION ENERGY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY OF ITS FORWARD LOOKING STATEMENTS. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HAVE MATERIAL ADVERSE EFFECTS ON OUR FUTURE RESULTS. GIVEN THESE UNCERTAINTIES, YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS. PLEASE SEE CONSTELLATION ENERGY’S PERIODIC REPORTS FILED WITH THE SEC FOR MORE INFORMATION ON THESE FACTORS. THE FORWARD LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT.

THE REGISTRANT

Constellation Energy is an energy company which includes a merchant energy business and BGE, a regulated electric and gas public utility in central Maryland. Constellation Energy was incorporated in Maryland on September 25, 1995. On April 30, 1999, Constellation Energy became the holding company for BGE and its subsidiaries.

Our merchant energy business is primarily a competitive provider of energy-related products and services for a variety of customers. It develops, owns and operates electric generation facilities located in various regions of the United States. Our merchant energy business focuses on serving the energy and capacity requirements (load-serving) of, and providing other energy products and risk management services for, various customers.

Our merchant energy business includes:

•

a power generation and development operation that owns, operates, and maintains fossil and renewable generating facilities, and holds interests in qualifying facilities, fuel processing facilities and power projects in the United States,

•	a nuclear generation operation that owns, operates and maintains nuclear generating facilities,

•

a customer supply operation that primarily provides energy products and services to meet the load-serving obligations of wholesale and retail customers, including distribution utilities, cooperatives, aggregators, and commercial, industrial and governmental customers, and

•

a global commodities operation that manages contractually controlled physical assets, including generation facilities, natural gas properties, international coal sourcing and freight operations; provides risk management and uranium marketing services; and trades energy and energy-related commodities.

In December 2008, we entered into an agreement with EDF under which EDF will purchase a 49.99% ownership interest in our nuclear generation operation for $4.5 billion. We expect the sale to be completed by the end of the third quarter 2009, subject to the receipt of necessary regulatory approvals and satisfaction of other closing conditions.

In an effort to improve our liquidity and reduce our business risk, we are undertaking a number of strategic initiatives to reduce capital spending and ongoing expenses, scale down the expected variability in long-term earnings and short-term collateral usage and limit our exposure to business activities that require contingent capital support. In connection with these efforts, in January 2009 we entered into a definitive agreement to sell a majority of our international commodities operation, and in February 2009, we entered into a definitive agreement to sell our gas trading operation. We expect these transactions to close by the end of the second quarter of 2009, subject to certain regulatory approvals and other standard closing conditions. We also are pursuing the sale of our upstream gas properties, subject to market conditions.

BGE is a regulated electric transmission and distribution utility company and a regulated gas distribution utility company with a service territory that covers the City of Baltimore and all or part of ten counties in central Maryland. BGE was incorporated in Maryland in 1906.

Our other nonregulated businesses:

•

design, construct and operate renewable energy, heating, cooling and cogeneration facilities and provide various energy-related services, including energy consulting, for commercial, industrial and governmental customers throughout North America,

•	provide home improvements, service heating, air conditioning, plumbing, electrical and indoor air quality systems, and provide natural gas to residential customers in central Maryland, and

•	develop new nuclear plants in North American through our joint venture (UniStar Nuclear Energy, LLC) with a subsidiary of EDF Group.

The information above concerning Constellation Energy and, if applicable, its subsidiaries is only a summary and does not purport to be comprehensive. For additional information about these companies, you should refer to the information described in “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009, and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information”.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

WHO ADMINISTERS THE PLAN

American Stock Transfer & Trust Company, LLC (AST) has been appointed to administer the plan, maintain the records, distribute statements and act as the independent agent for the plan to purchase and sell shares for plan participants. The telephone number and addresses for the plan are:

U.S. mail correspondence to:	Overnight delivery packages to:

American Stock Transfer & Trust Company, LLC P.O. Box 922 Wall Street Station New York, NY 10269-0560	American Stock Transfer & Trust Company, LLC Shareholder Services 6201 15th Avenue Brooklyn, NY 11219

Telephone: 1-800-258-0499 (Calls are answered Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday from 8:00 a.m. to 5:00 p.m., eastern time. The interactive voice response system is available 24 hours a day, 7 days a week).

Website address: www.amstock.com (to access your plan account)

COMMON QUESTIONS ABOUT THE PLAN

As you review this prospectus, you will notice that this plan offers a convenient and economical way to increase your ownership of Constellation Energy common stock. The plan also allows a convenient way for you to keep your shares under a custodial (safekeeping) agreement. Below are some questions and answers about the key features of our Shareholder Investment Plan:

1.	Who is eligible to participate in the Shareholder Investment Plan?

Any owner of our common stock.

2.	Do I have to reinvest all the dividends on my common stock if I participate in the plan?

No. You may reinvest all common stock dividends on both your certificated shares and your plan shares or only on your plan shares.

3.	May I purchase additional shares of common stock through the plan from time to time?

Yes. You may invest up to $100,000 in additional shares of common stock in any calendar year. The minimum investment is $25.

4.	May I deposit my common stock in the plan?

Yes. You may deposit your common stock with the plan administrator for a fee. Refer to PLAN COSTS for a description of plant transaction fees.

5.	Will my dividends and optional cash investments be fully invested in common stock?

Your dividends and optional cash investments, net of any transaction fees listed under PLAN COSTS, will be used to purchase additional common stock. Your plan account will be credited with whole shares and a fractional share (rounded to three decimal places). If you close your account, the fractional share will be paid out to you in cash.

6.	How are shares purchased for my plan account?

At our option, shares for your plan account are purchased either on the open market or directly from Constellation Energy.

7.	How is the price of shares bought or sold determined?

Prices are calculated differently for shares:

•	bought in the open market,

•	bought directly from Constellation Energy, and

•	sold.

Shares Bought in the Open Market

For shares bought in the open market, the price will be calculated as the weighted average price of all shares bought for the investment date. The price will include any brokerage commission and fees.

Shares Bought Directly From Constellation Energy

For shares bought directly from Constellation Energy, the plan administrator will average the high and low sale prices of our common stock on the investment date. If our common stock is not traded on that date, the plan administrator will use the prices from the previous trading day. There are no brokerage commissions or fees when shares are purchased from us.

Shares Sold

For shares sold, the price will be calculated as the weighted average price of all plan shares sold on the sale date. The price will include any brokerage commission and fees.

8.	When are dividends reinvested?

We expect to reinvest dividends on the first business days of January, April, July and October.

9.	When are optional cash investments credited to my plan account?

Optional cash investments will be credited to your account within five business days after receipt.

10.	Are there brokerage commissions and fees for buying or selling shares through the plan?

Yes. Brokerage commissions and transaction fees are charged on shares bought or sold in the open market. These fees are based on the number of shares bought or sold and the price per share. Currently, brokerage commissions and related fees are expected to be no more than 12 cents per share. When the plan buys shares directly from Constellation Energy, there are no brokerage commissions.

11.	Are there any other fees for buying and selling shares through the plan?

Yes. For a listing of charges for plan transactions see PLAN COSTS.

12.	When will I receive an account statement?

The plan administrator will send you a statement every time there is activity in your plan account. Activity in your plan account includes when:

•	a dividend is reinvested for you,

•	you send in an optional cash investment,

•	you deposit shares under the custodial feature of the plan, or

•	you withdraw or transfer shares.

In addition, you will receive an annual statement in January detailing all account activity during the prior year. Please keep your statements. You will need them for tax purposes.

13.	May I transfer shares from one account to another?

Yes. The plan administrator will send you the required form upon request.

14.	Will the plan administrator issue a stock certificate for the shares in my account?

Yes. The plan administrator will issue you a stock certificate if you request to receive one either on-line at www.amstock.com or by sending them a written request. They cannot issue a certificate for a fractional share.

15.	If my shares are held in “street name” by a stockbroker, may I participate in the plan?

Yes. You may request your broker to participate on your behalf. However, by participating in this manner, you’ll only be able to reinvest dividends. You won’t be able to participate in any other plan feature.

Alternatively, you may ask your broker to transfer shares into your name so you can participate directly in the plan and take advantage of ALL the plan features.

Different brokers have different conditions and procedures for participating in the plan on your behalf or for transferring shares into your name. You should contact your broker if you have questions about this.

16.	Are Constellation Energy dividends taxable income?

Yes. Dividends are taxable income whether reinvested or paid in cash. The plan administrator will send you an IRS Form 1099-DIV each January showing your dividend income for the previous year.

17.	May I receive dividends in cash for shares I hold in stock certificate form?

Yes. You do not have to reinvest dividends on shares you hold in certificate form.

18.	May I receive dividends in cash for shares held in my plan account?

Yes. You are not required to reinvest dividends on the shares held in your plan account.

19.	Is interest paid on any cash held by the plan prior to investment?

No. The plan administrator does not pay interest on any funds held prior to investment. Investments in the plan are processed within five business days after receipt.

20.	May I determine at what price shares are bought and sold on my behalf?

No. You will have no control over the price at which stock is bought whether in the open market or from us. Likewise, you will have no control over the price at which shares are sold by the plan administrator. You will bear the market risk associated with fluctuations in the price of our common stock.

21.	May I ask to have my money returned?

The plan administrator will return your optional cash investment, if prior to the funds being invested they receive notification from you in writing that you want your funds returned. Once stock is purchased for your account with your optional cash investment, no refund will be made. You will have to withdraw the shares purchased from the plan or terminate your plan participation.

HOW TO JOIN THE PLAN

You may join the plan at any time by enrolling on-line at www.amstock.com or by completing and returning an authorization form, which you may obtain on-line at www.amstock.com or by contacting the plan administrator.

To join the plan you may choose one or more of the following:

•	Full reinvestment—all dividends, both on your certificated shares and your plan shares, are reinvested;

•	Partial reinvestment—only dividends on your plan shares are reinvested;

•	Making optional cash investments of up to $100,000 per calendar year (minimum is $25 per investment) to purchase additional common stock for your account; and/or

•	Depositing your common stock certificates into the plan.

If you have more than one account, for example accounts registered “John Smith” and “John Q. Smith,” you must complete a separate enrollment for each account you wish to enroll in the plan.

You are not required to reinvest dividends in order to make optional cash investments or deposit your shares with us.

If your common stock is held for you in “street name” by your broker, you may be able to participate by asking your broker to join the plan on your behalf to reinvest dividends. If you participate in the plan through your broker, you will only be able to take advantage of the dividend reinvestment feature of the plan. You will not be able to participate in any of the other plan features.

Alternatively, you may ask your broker to have your shares transferred into your own name, so you may participate in the plan directly and take advantage of all the plan features.

Contact your broker to find out what you must do for them to participate on your behalf or to have them transfer shares into your name.

REINVESTING DIVIDENDS

Reinvest All or Part of Your Dividends

The following dividend reinvestment options are available to you:

•	Full reinvestment—all dividends, both on your certificated shares and your plan shares, are reinvested, or

•	Partial reinvestment—only dividends on your plan shares are reinvested.

Any dividends not reinvested will be paid out to you or, if authorized, electronically deposited into your bank account. You may authorize electronic deposit of your dividends on-line at www.amstock.com or by contacting the plan administrator for an authorization form.

You may NOT elect to reinvest dividends on only a specific number of certificated or plan shares, or a percentage of your dividend amount, or on a specific dollar amount.

When Are Dividends Reinvested

When our Board of Directors declares dividends they also set the record dates and payment dates. If declared, Constellation Energy expects to pay dividends quarterly. The record dates are normally the 10th day of the month before the dividend payment date.

In order for you to begin reinvesting your dividends by one of the dividend payment dates, you must enroll by the record date. If you do not enroll by the record date, you will receive your dividend payment for that quarter in the usual manner (either by check or electronically deposited in your bank account). Your dividends then will be reinvested beginning with the following dividend payment. Please note that the amount of any dividends reinvested will be reduced by any amount which is required to be withheld under applicable tax or other law, and by the applicable transaction fees listed in the chart under PLAN COSTS.

Dividends are used to purchase additional shares of common stock beginning on the payment date. The method for determining the price of the common stock purchased with reinvested dividends is explained under PURCHASES AND SALES OF SHARES.

CHANGING YOUR REINVESTMENT ELECTION

You may change your reinvestment election by accessing your account on-line at www.amstock.com or by contacting the plan administrator for an authorization form. In order for a change to be effective for a particular dividend payment date, the plan administrator must receive your instructions on or before the record date relating to the dividend payment. If the plan administrator does not receive your instructions by that record date, your instructions will not become effective until the next dividend payment.

Dividend payment dates are expected to be the first business days of January, April, July and October, and dividend record dates are normally the tenth day of December, March, June and September, respectively.

OPTIONAL CASH INVESTMENTS

How to Make

Whether or not you reinvest dividends, you may purchase additional shares of common stock by making optional cash investments in any amount within the following guidelines:

Minimum Investment—$25

Maximum Investment—$100,000 per calendar year

You may make your first optional cash investment on-line at www.amstock.com, or by sending your investment amount with your dividend reinvestment authorization form or with written instructions, including your account number to the plan administrator. If you are already a participant, optional cash investments may be made on-line at www.amstock.com, or by sending your investments with the tear-off portion of your account statement or a purchase transaction advice that was mailed to you after a purchase is completed. Send your investments by check or money order payable to American Stock Transfer & Trust Company. All checks are subject to collection and must be in U.S. dollars. DO NOT SEND CASH.

Investments of Less Than $25 or More Than $100,000

If you send in an optional cash investment for less than $25 it will be returned to you without interest as soon as practicable. Likewise, if you send in an optional cash investment for more than $100,000 in any calendar year, the excess will be refunded to you without interest as soon as practicable.

Automatic Monthly Investments

You may authorize automatic monthly optional cash investments for a specified dollar amount, paid for by automatic withdrawal from your U.S. bank account by electronic funds transfer. Your authorization can be made when you complete your dividend reinvestment authorization form either on-line at www.amstock.com or by contacting the plan administrator for an appropriate form. To terminate automatic monthly optional cash investments, you must send signed instructions to the plan administrator.

Your optional cash investments will be reduced by the applicable transaction fee listed in the chart under PLAN COSTS, prior to the purchase of shares for your account.

When Investments Are Made

Your optional cash investments may be invested daily, but in any event, not later than five business days after receipt. The date on which shares are purchased with your investment is called the Investment Date. Interest will not be paid on funds pending investment.

Automatic monthly optional cash investments will be withdrawn from your U.S. bank account on the 10th day of each month (or the following business day if the 10th is not a business day).

Refunds

The plan administrator will return your optional cash investment, if prior to the funds being invested they receive notification from you in writing that you want your funds returned. Once stock is purchased for your account with your optional cash investment, no refund will be made. You will have to withdraw the shares purchased from the plan or terminate your plan participation.

Checks Returned By the Bank as “Unpaid”

If the check you submitted for investment is returned by the bank as unpaid, your account will immediately be charged a $20.00 fee. The plan administrator will resell the shares purchased and liquidate additional shares as necessary to reimburse itself for any fees or loss incurred when selling the shares from your account.

PURCHASES AND SALES OF SHARES

Source of Purchased Shares

The plan administrator may use either shares newly issued by us or shares purchased in the open market.

No Control Over Prices for Shares Bought or Sold

No one has the ability to determine the price at which shares are bought or sold. The price of our common stock may fluctuate daily depending on market conditions, and we have no control over this. You will bear the market risk associated with fluctuations in the price of our common stock. The plan administrator will purchase or sell shares in the open market as our independent agent.

Price for Shares Purchased from Us

Purchases of common stock from us will be made on the relevant Investment Date. The price of the shares will be calculated as the average of the high and low sales prices for shares of our common stock. In making the calculation the plan administrator will use the prices reported by the New York Stock Exchange for:

•	the Investment Date, or

•	the previous trading day if the Investment Date is not a day on which our common stock was traded.

Price for Shares Bought or Sold on the Open Market

Purchase Price—The purchase price will be the weighted average price per share (plus brokerage commissions and fees) of the total number of shares purchased either with reinvested dividends or with optional cash investments for an Investment Date. Purchases may be made daily, but in any case, at least four times a month. Currently, the brokerage commissions and fees are expected to be no higher than 12 cents per share.

The number of shares of common stock credited to your account on a particular Investment Date (including a fractional share rounded to three decimal places) will be determined by dividing the total amount of your dividends or optional cash investments, less any applicable transaction fees (see PLAN COSTS), by the purchase price per share.

Sales Price—The sales price will be the weighted average price per share (less brokerage commissions and fees) of the total number of shares sold. Usually, sale transactions are processed daily. Currently, the brokerage commissions and fees are expected to be no higher than 12 cents per share. In addition, you will be charged a $15 processing fee for each sale you request from your plan account. The shares held in your plan account, together with all other shares held in the plan, are represented by one or more global certificates registered in American Stock Transfer’s name as administrator of the plan.

CUSTODY OF SHARES

You may take advantage of the custodial feature of the plan at any time for a fee (see PLAN COSTS). To deposit your common stock certificates into the plan send the plan administrator the certificates, together with:

•	a check or money order payable to American Stock Transfer & Trust Company for the appropriate fee (see PLAN COSTS), and

•	a completed authorization form which you may obtain on-line at www.amstock.com or from the plan administrator.

Any certificates you send to the plan administrator for deposit should be sent UNSIGNED to the appropriate address indicated in WHO ADMINISTERS THE PLAN. Since your stock certificates are valuable we urge you to use registered, insured mail when mailing your certificates. Replacing lost certificates may require you to purchase a surety bond which can be expensive, generally 2% of the value of the lost shares.

Other Provisions of the Custody Feature

When you use the custody feature of the plan, you join the plan and may elect to use any of its features. For example, we can elect to receive cash dividends or reinvest the dividends on the shares held in your plan account as directed on your authorization form.

The certificates you deposit with the plan administrator will be transferred into the plan administrator’s name as custodian, and the number of shares represented by those certificates will be credited to your plan account. Thereafter, those shares will be treated in the same manner as any other shares held in your plan account.

The certificate(s) you deposit will be canceled. Therefore, we strongly recommend that before you send the plan administrator your certificate(s) for deposit, you make a permanent record of each certificate number, the date issued and the number of shares represented by the certificate. If you decide to sell the shares, this information may become important for tax purposes. The plan administrator is not responsible for providing this information once the shares are deposited with it.

WITHDRAWALS FROM THE PLAN

For Cash or a Stock Certificate

You may withdraw all or a portion of the whole shares held in your account at any time on-line at www.amstock.com or by completing the tear-off portion of one of your account statements. Withdrawal requests should be sent to the plan administrator at the appropriate address set forth in WHO ADMINISTERS THE PLAN.

You may elect to receive either a stock certificate for the whole shares withdrawn or the net proceeds from the sale of the shares. See PURCHASES AND SALES OF SHARES.

Generally, withdrawals are processed daily and the plan administrator will send you, normally within two weeks, a certificate for the shares withdrawn, or a check for the net sale proceeds, in accordance with your instructions. Please remember that the withdrawal of shares requires the signatures of all account owners.

To Transfer Shares

The plan administrator will transfer all or part of your shares for you at no cost. You may:

•	transfer shares to an existing plan account; or

•	establish a new plan account; or

•	have a stock certificate issued in another person’s name.

You may request a transfer of shares held in your account at any time. Transfer requests should be sent to the plan administrator at the appropriate address set forth in WHO ADMINISTERS THE PLAN.

Your request must be accompanied by an executed stock assignment form (or a stock power). All owners of the shares to be transferred must sign the stock assignment form and each signature must be guaranteed by a bank or broker who has a membership in an approved Signature Guarantee Medallion Program. The plan administrator can provide you with a stock assignment form, or they are available from your bank or broker.

The plan administrator cannot issue a certificate for a fractional share.

If you transfer shares to an existing plan account, the plan administrator will reinvest dividends on the transferred shares in accordance with the reinvestment instructions previously given to it by the transferee. If the plan administrator has no reinvestment instructions, it will pay the dividends by check until the transferee makes a reinvestment election. If you transfer shares to a new plan account that you have established for someone else, the plan administrator will provide the new participant with an authorization form. Until the completed authorization form is returned to the plan administrator, all dividends on the transferred shares will be paid out by check.

EFFECT OF WITHDRAWALS AND TRANSFERS

Your reinvestment election will not change unless you specifically elect to make a change by accessing your account on-line at www.amstock.com or by contacting the plan administrator for an authorization form.

You may NOT elect to reinvest dividends on only a specific number of certificated or plan shares, or a percentage of your dividend amount, or on a specific dollar amount.

TERMINATING PARTICIPATION

By You

You may terminate your participation at any time on-line at www.amstock.com or by completing the tear-off portion of one of your account statements. Termination requests should be sent to the plan administrator at the appropriate address set forth in WHO ADMINISTERS THE PLAN.

You will need to indicate whether you would like a stock certificate for the whole shares in your plan or would like your shares sold. Generally, terminations are processed daily. The plan administrator will send you, normally within two weeks, a check for the net sale proceeds, or a stock certificate for the whole shares and a check for the fractional shares held in your plan account. See PURCHASES AND SALES OF SHARES. There is a $15.00 transaction fee for terminating plan participation (see PLAN COSTS).

When you terminate participation in the plan, we pay all future dividends to you by check or, if you have authorized, electronically deposit them into your bank account.

By Us

If you do not have at least one whole share of stock in your plan account and (1) you are not reinvesting dividends on the stock you hold in certificate form, or (2) you no longer own shares registered in your name, your account may be terminated. The plan administrator may notify you in writing of the impending termination. You will then have 30 days to make changes needed to keep your account open by either electing to reinvest dividends, making an optional cash investment or depositing shares under the custody feature of the plan. Otherwise, the plan administrator will terminate your plan account.

PLAN REPORTS

The plan administrator will mail you an account statement after any month in which there has been activity in your account. Activity in your plan account includes when:

•	a dividend is reinvested for you,

•	you remit an optional cash investment,

•	you deposit shares under the custodial feature of the plan, or

•	you withdraw or transfer shares.

The plan administrator will not mail you an account statement after you terminate your plan participation.

The statement will show all activity for the current calendar year to date and the total shares you hold in the plan. In addition, you will receive an annual account statement each January that summarizes all your plan transactions in the prior year.

Be sure to keep all of your annual statements. They provide the necessary information about the cost of your stock for tax purposes. The plan administrator will charge you a $25 fee to replace an old statement. You may also access a record of your plan transactions on-line at www.amstock.com.

You will receive through the plan administrator copies of all communications we send to our shareholders including our annual report, any interim reports, notice of annual meeting and proxy statement, and certain income tax information.

PLAN COSTS

The following is a list of the brokerage commissions and fees, together with the transaction fees associated with plan participation. You are not charged brokerage commissions on shares of common stock purchased directly from Constellation Energy.

Brokerage commissions and related fees are expected to be no higher than 12 cents a share for shares purchased and sold in the open market for participants.

Transaction fees (per transaction):

•	Reinvestment of dividends = 2% of your dividend payment up to a maximum of $2.50

•	Optional cash investments = $2.50

•	Custody of certificated shares = $7.50 (if a sale is not also requested)

•	Sale of shares = $15.00

•	Termination of account = $15.00

•	Replacement statements = $25.00

FEDERAL INCOME TAX CONSEQUENCES

Dividends

Dividends are taxed as income whether you reinvest them or receive them in cash. Each January the plan administrator will send you a Form 1099-DIV reporting dividends we paid you in the prior year including dividends you reinvest and any federal income tax we withheld from the dividends. We will also file this form with the IRS. Your dividends are subject to income tax withholding if you do not provide a Form W-9 certifying (1) the accuracy of your taxpayer identification number or social security number and (2) that you either have not received a notice from the IRS stating that you are subject to income tax withholding, or that you are exempt from income tax withholding. Your dividends will also be subject to income tax withholding if for any reason we are instructed by the IRS to withhold taxes. If you are a foreign shareholder, your dividends are generally subject to U.S. tax withholding at a rate determined under tax law and treaty.

Sale of Shares

The tax basis of shares purchased under the plan is generally the purchase price per share including any brokerage commissions and fees. See PURCHASES AND SALES OF SHARES. The holding period for shares usually begins the day after the Investment Date.

You may recognize a gain or loss when you sell shares from your plan account, including the fractional share. The amount of your gain or loss will be the difference between the amount you received for the shares when you sold them and the tax basis of the shares. The plan administrator will send to you each January a Form 1099-B that reports the proceeds from the sale of any shares (including a fractional share) and any federal income tax withheld. We will also file this form with the IRS.

Your sale proceeds will be subject to income tax withholding if you do not provide a Form W-9 indicating your taxpayer identification number or social security number, or we are instructed by the IRS to withhold taxes.

You will not recognize any taxable income when you receive certificates for whole shares of stock. You will only recognize a gain or loss when you sell those shares.

This general tax discussion is based upon our understanding of the tax laws currently in effect. It is not intended to be a comprehensive explanation of all possible income tax consequences related to your participation in the plan. You should consult your tax advisor for information that may affect your individual situation.

MISCELLANEOUS

Assignment of Shares

If you want to assign or pledge any shares held in your plan account to a creditor or use them as security for a loan you must withdraw them from the plan. See WITHDRAWALS FROM THE PLAN.

Stock Dividends and Stock Splits

The plan administrator will add to your plan account any shares of common stock we distribute as a result of a stock dividend or stock split on shares of common stock in your plan account. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

Voting

You will receive one proxy card to vote both the shares you hold in certificate form and those you hold in your plan account. Your shares will be voted in accordance with your instructions on your proxy card. If no instructions are given, your shares will not be voted.

Limitation of Liability to Plan Participants

Neither we nor any of our officers, directors, or employees or the plan administrator will be liable to you for any act or omission of any act. This limitation of liability applies to, among other things, the prices at which your shares are bought and sold, when purchases or sales are made, and any changes in the market price.

You should be aware that this plan does not guarantee future dividends. Dividends depend upon Constellation Energy’s earnings, financial requirements, governmental regulations and other factors.

You must recognize that neither we nor the plan administrator can assure you of a profit or protect you against a loss on shares of common stock purchased or sold through the plan.

We have no obligation to repurchase any shares of common stock issued to you under the plan.

Modification or Termination of the Plan

We may suspend, modify, or terminate the plan or any part of the plan at any time. We also have the right to interpret and regulate the plan as may be necessary or desirable in connection with its operation. If we terminate the plan, you will receive a stock certificate for all of the whole shares held in your account and a check for the net proceeds of the sale of any fractional shares.

VALIDITY OF THE SECURITIES

Unless otherwise noted in the applicable prospectus supplement, one of our lawyers will issue an opinion regarding the validity of the securities offered pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Constellation Energy Group, Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Constellation Energy files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by Constellation Energy at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding companies (including Constellation Energy) that file documents with the SEC electronically. Constellation Energy’s SEC filings may also be obtained from our web site at http://www.constellation.com.

The addresses for both the SEC’s and Constellation Energy’s web site are inactive textual references only and the contents of those sites (other than the documents incorporated by reference as set forth below) are not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. In addition, the SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from now until the time the registration becomes effective and thereafter until we sell all the securities.

Constellation Energy

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Current Reports on Form 8-K filed on January 14, 2009 and February 18, 2009 (other than the portion of that document not deemed to be filed).

•

Description of the Common Stock under the caption “Proposal No. 1, Approval of the Share Exchange and Formation of the Holding Company—Constellation Energy Capital Stock” in the Proxy Statement and Prospectus contained in Amendment No. 1 to Constellation Energy’s Registration Statement on Form S-4 (Reg. No. 33-64799), including any amendments or reports filed with the SEC for the purpose of updating this description.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Constellation Energy Group, Inc.

2,000,000 Shares

Common Stock

Shareholder Investment Plan

PROSPECTUS

Dated March 4, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$1,377
Services of Independent Accountants	15,000	*
Legal Fees and Expenses	20,000	*
Printing and Delivery Expenses	60,000	*
Listing Fees	17,500	*
Transfer Agent Fees	3,500	*
Miscellaneous Expenses	10,000	*

Total	$127,377	*

*	Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan (“Director”). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such Director in connection with the Proceeding unless it is established that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe the act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above, or in the defense of any claim, issue or matter in the Proceeding, shall be indemnified against reasonable expenses incurred in connection with the Proceeding or the claim, issue or matter in which the Director has been successful. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director prior to the final disposition of a Proceeding upon receipt by the corporation of a written undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, bylaws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Article Eighth of Constellation Energy’s Charter reads as follows:

“(a)(i) The Corporation shall indemnify

(A) Its Directors and Officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and

(B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation’s by-laws and be permitted by law.

(ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

(iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or Officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.”

Article V of Constellation Energy’s By-Laws reads as follows:

“The Corporation shall indemnify any present or former Director or Officer of the Corporation and each director or elected officer of any direct or indirect wholly-owned subsidiary of the Corporation who is made, or threatened to be made, a party to a proceeding by reason of his or her service in that capacity or by reason of service, while a Director or Officer of the Corporation and at the request of the Corporation, as a director or officer of another corporation, limited liability company, partnership, trust, employee benefit plan or other enterprise, and the Corporation shall pay or reimburse reasonable expenses incurred in advance of final disposition of the proceeding, in each case to the fullest extent permitted by the laws of the State of Maryland. The Corporation may indemnify, and advance reasonable expenses to, other employees and agents of the Corporation and employees and agents of any subsidiary of the Corporation to the extent authorized by the Board of Directors. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefits of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.”

The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

ITEM 16.	EXHIBITS.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 4th day of March, 2009.

CONSTELLATION ENERGY GROUP, INC. (Registrant)

By:	/s/ Mayo A. Shattuck III
Mayo A. Shattuck III
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Charles A. Berardesco as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal executive officer:

/s/ Mayo A. Shattuck III Mayo A. Shattuck III	Chairman of the Board of Directors, President and Chief Executive Officer	March 4, 2009

Principal financial officer:

/s/ Jonathan W. Thayer Jonathan W. Thayer	Senior Vice President and Chief Financial Officer	March 4, 2009

Principal accounting officer:

/s/ Reese K. Feuerman Reese K. Feuerman	Vice President, Treasurer and Chief Accounting Officer	March 4, 2009

Signature	Title	Date

Directors:

/s/ Yves C. de Balmann Yves C. de Balmann	Director	March 4, 2009

/s/ Douglas L. Becker	Director	March 4, 2009
Douglas L. Becker

/s/ Ann C. Berzin	Director	March 4, 2009
Ann C. Berzin

/s/ James T. Brady	Director	March 4, 2009
James T. Brady

/s/ James R. Curtiss	Director	March 4, 2009
James R. Curtiss

/s/ Freeman A. Hrabowski, III	Director	March 4, 2009
Freeman A. Hrabowski, III

/s/ Nancy Lampton	Director	March 4, 2009
Nancy Lampton

/s/ Robert J. Lawless	Director	March 4, 2009
Robert J. Lawless

/s/ Lynn M. Martin	Director	March 4, 2009
Lynn M. Martin

/s/ John L. Skolds	Director	March 4, 2009
John L. Skolds

/s/ Michael D. Sullivan	Director	March 4, 2009
Michael D. Sullivan

EXHIBIT INDEX

EXHIBIT NUMBER
3(a)	-	Articles of Amendment and Restatement of the Charter of Constellation Energy Group, Inc. as of April 30, 1999 (Incorporated by reference to Appendix B to Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Constellation Energy Group, Inc. filed March 3, 1999, Reg. No. 33-64799).

3(b)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of July 19, 1999 (Incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 1-12869).

3(c)	-	Certificate of Correction to the Charter of Constellation Energy Group, Inc. as of September 13, 1999 (Incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-12869).

3(d)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of November 20, 2001 (Incorporated by reference to Exhibit 3(e) to the Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-12869).

3(e)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of April 10, 2007 (Incorporated by reference to Exhibit 3(a) to the Current Report on Form 8-K dated April 10, 2007, File No. 1-12869).

3(f)	-	Articles of Amendment to the Charter of Constellation Energy Group, Inc. as of July 21, 2008 (Incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 1-12869).

3(g)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of September 19, 2008 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated September 19, 2008, File No. 1-12869).

3(h)	-	Certificate of Correction to Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of November 25, 2008 (Incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K for the year ended December 31, 2008, File No. 1-12869).

3(i)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of December 17, 2008 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated December 17, 2008, File No. 1-12869).

3(j)	-	Bylaws of Constellation Energy Group, Inc. as amended to July 18, 2008 (Incorporated by reference to Exhibit 3 to the Current Report on Form 8-K dated July 18, 2008, File No. 1-12869).

4(a)	-	Common Stock certificate (Incorporated by reference to Exhibit 4(c) of the Registration Statement on Form S-3 of Constellation Energy Group, Inc. filed March 25, 1999, Reg. Nos. 333-59601 and 33-57658).

5(a)	-	Opinion of Company Counsel.

23(a)	-	Consent of Company Counsel (included in Exhibit 5(a)).

23(b)	-	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	-	Powers of Attorney (included in signature pages).